UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

RESPONSYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35125	77-0476820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Cherry Avenue, 5th Floor, San Bruno, California		94066
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 745-1700

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

At the Responsys, Inc. (“Responsy”) Annual Meeting of Stockholders held on May 30, 2012 (the “Annual Meeting”), the stockholders of Responsys approved the adoption of Responsys’ 2012 Employee Stock Purchase Plan (the “ESPP”). The terms of the ESPP are described in Responsys’ Definitive Proxy Statement on Schedule 14A pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) as filed by Responsys on April 30, 2012.

1,500,000 shares of Responsys’ common stock, par value $0.0001 per share (“Common Stock”) are initially authorized for issuance under the ESPP. In addition, the number of shares of Common Stock reserved for issuance will be automatically increased on January 1st of each year, from 2013 to 2020, by the lesser of (i) one percent (1%) of the total number of shares of Common Stock outstanding on the date immediately preceding the date of increase; (ii) 1,000,000; or (iii) such smaller number as may be determined by our Board of Directors prior to January 1, of each year.

Any employee, including an executive officer, who is employed by Responsys prior to the beginning of an offering period, is customarily employed for more than twenty hours per week and more than five months per calendar year by Responsys, and continuously employed with Responsys or one of our designated affiliates for a period of time not to exceed two years, will be eligible to participate in the ESPP.

The initial offering period shall run conterminous with the initial purchase period and shall commence on a date determined by the Compensation Committee of the Board of Directors, which shall either be December 1 or June 1, and shall end either May 31 or November 30, respectively. The initial offering period shall consist of a single purchase period. Thereafter, a six-month offering period shall commence on each December 1 and June 1, with each such offering period also consisting of a single six-month purchase period.

The purchase price at which shares will be sold under the ESPP is eighty-five percent (85%) of the lesser of the fair market value of a share of Common Stock on (1) the first business day of the offering period, or (2) the date of purchase.

The foregoing is a summary of the ESPP and does not purport to be complete. The foregoing is qualified in its entirety by reference to the ESPP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    The disclosures made under Item 1.01 above are hereby incorporated by reference into this Item 5.02(e).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    Responsys held the Annual Meeting on May 30, 2012. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Exchange Act.

(b)    The matters described below were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated:

(1)    Holders of Common Stock voted to elect two Class I directors, each to serve until his successor has been elected and qualified or until his earlier resignation or removal as follows:

Name	For	Withheld	Broker Non-Votes
Bruce Golden	30,701,702	1,933,192	6,474,879
Michael N. Schuh	30,701,702	1,933,192	6,474,879

(2)    Holders of Common Stock voted to approve the adoption of the ESPP as follows:

Shares Voted in Favor:	27,774,205
Shares Voted Against:	4,860,079
Shares Abstaining:	610
Broker Non-Votes	6,474,879

(3)    Holders of Common Stock voted to approve the non-binding advisory resolution on compensation paid to Responsys’ named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including “Compensation Discussion and Analysis,” “Executive Compensation Tables” and narrative discussion as follows:

Shares Voted in Favor:	31,488,756
Shares Voted Against:	1,104,123
Shares Abstaining:	42,015
Broker Non-Votes:	6,474,879

(4)    Holders of Common Stock voted to approve the option of holding an advisory vote on executive compensation once per year as follows:

Shares Voted for 1 Year	30,204,566
Shares Voted for 2 Years	1,340,379
Shares Voted for 3 Years	938,563
Shares Abstaining:	151,386
Broker Non-Votes:	6,474,879

(5)    Holders of Common Stock voted to ratify the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2012 as follows:

Shares Voted in Favor:	38,693,782
Shares Voted Against:	310,656
Shares Abstaining:	105,335

(d)    Following the vote of holders of Common Stock to approve the non-binding advisory resolution that every year is the preferred frequency with which Responsys holds a non-binding advisory shareholder vote regarding its executive compensation, Responsys will include a non-binding advisory shareholder vote on its executive compensation every year until the next vote on the frequency of shareholder votes on the compensation of executives.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	2012 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RESPONSYS, INC.

Date: June 1, 2012	/s/ Julian K. Ong
Julian K. Ong Vice President, General Counsel and Secretary